Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Second Amendment to Employment Agreement”) is made effective as of January 1, 2024 (the “Second Amendment Effective Date”), between Butterfly Networks, Inc. (the “Company”), and Joseph DeVivo (the “Executive”).

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of April 21, 2023, (the “Employment Agreement”) as amended by the First Amendment to Employment Agreement dated June 5, 2023 (the “First Amendment to Employment Agreement”, and the Employment Agreement, as amended, the “Amended Employment Agreement”);

WHEREAS, Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Amended Employment Agreement; and

WHEREAS, the Company and the Executive wish to further amend certain provisions of the Amended Employment Agreement by executing this Second Amendment to Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Section 2(d) of the Amended Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Business Expenses. The Company will promptly reimburse the Executive for all reasonable business expenses incurred by the Executive in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executives, including the costs incurred by the Executive in connection with business travel. The Executive’s expenses incurred in connection with Executive’s travel between his primary residence and the Company’s offices will also be reimbursable. The Executive will be permitted to fly, and will be reimbursed for, Business Class for business-related travel.”

2.Section 2(e) of the Amended Employment Agreement is hereby deleted in its entirety.
3.All other provisions of the Amended Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Amended Employment Agreement except to the extent specifically provided for herein.
4.This Second Amendment shall be construed under and be governed in all respects by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Third Circuit.

5.This Second Amendment to Employment Agreement may be executed in separate counterparts. When both counterparts are signed, they shall be treated together as one and the same document. PDF copies of signed counterparts shall be equally effective as originals.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement to become effective as of the Second Amendment Effective Date.

COMPANY

/s/ Heather Getz

By: Heather Getz

Its: EVP & CFOO

EXECUTIVE

/s/ Joseph DeVivo

Joseph DeVivo